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Exhibit 21.1

                         SUBSIDIARIES OF MARITRANS INC.

Maritrans Inc.                                      Delaware corporation

Subsidiaries of Maritrans Inc.:

     o   Maritrans Transportation Inc.              Delaware corporation
     o   Maritrans Holdings Inc.                    Delaware corporation
     o   Maritrans Business Services Co. Inc.       Delaware corporation

Subsidiaries of Maritrans Transportation Company:

     o   Maritrans General Partner Inc.             Delaware corporation
     o   Maritrans Operating Company L.P.           Delaware limited partnership
     o   Maritrans Barge Co.                        Delaware corporation
     o   Maritrans Tankers Inc.                     Delaware corporation

Subsidiaries of Barge Co.:

     o   Maritrans Liberty Co.                      Nevada corporation
     o   Maritrans Intrepid Co.                     Nevada corporation
     o   Maritrans Freedom Co.                      Nevada corporation
     o   Maritrans Navigator Co.                    Nevada corporation
     o   Maritrans Enterprise Co.                   Nevada corporation
     o   Maritrans Columbia Co.                     Nevada corporation
     o   Maritrans Honour Co.                       Nevada corporation
     o   Maritrans Valour Co.                       Nevada corporation
     o   Maritrans Independence Co.                 Nevada corporation
     o   Maritrans Seafarer Co.                     Nevada corporation
     o   Maritrans Constitution Co.                 Nevada corporation
     o   Maritrans Tug Co.                          Nevada corporation
     o   Maritrans 196 Co.                          Nevada corporation
     o   Maritrans 244 Co.                          Nevada corporation
     o   Maritrans 192 Co.                          Nevada corporation
     o   Maritrans 193 Co.                          Nevada corporation
     o   Maritrans 210 Co.                          Nevada corporation
     o   Maritrans 211 Co.                          Nevada corporation
     o   Maritrans 215 Co.                          Nevada corporation
     o   Maritrans 400 Co.                          Nevada corporation
     o   Maritrans 300 Co.                          Nevada corporation
     o   Maritrans 250 Co.                          Nevada corporation
     o   Maritrans 252 Co.                          Nevada corporation

Subsidiaries of Tankers Inc.:

     o   Maritrans Integrity Co.                    Nevada corporation
     o   Maritrans Perseverance Co.                 Nevada corporation
     o   Maritrans Diligence Co.                    Nevada corporation
     o   Maritrans Allegiance Co.                   Nevada corporation